UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 18, 2008

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7900 Xerxes Avenue South, Suite 1800,

Minneapolis, Minnesota 55431

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, in May 2005, Apogee Enterprises, Inc. (the “Company”) entered into a Credit Agreement (the “Agreement”), dated as of May 4, 2005, among the Company, each of the lenders from time to time parties to the Agreement, and The Bank of New York Mellon (formerly known as The Bank of New York) (“BNYM”), as letter of credit issuer, administrative agent for the lenders and swing line lender. The Agreement created a five-year, committed, unsecured, revolving credit facility in the amount of $100.0 million (subject to increase under the Agreement to an amount not exceeding $175.0 million). The credit facility included a letter of credit facility in the amount of up to $25 million, the outstanding amounts of which decrease the available borrowing base.

The Company may elect the borrowings under the Agreement to bear interest at one of two rates. First, borrowings under the Agreement may be made at an interest rate per annum equal to the sum of the Applicable Margin (which is calculated based upon the Company’s debt-to-EBITDA ratio) and LIBOR (as defined in the Agreement). Second, borrowings under the Agreement may be made at an interest rate per annum equal to the sum of: (1) the Alternate Base Rate (which, prior to Amendment No. 2 described below, was a rate per annum equal to the greater of (x) the interest rate announced by the administrative agent in The City of New York as its prime commercial loan rate in effect on such day and (y) the sum of 0.50% per annum and the federal funds rate in effect on such day) in effect from time to time, and (2) the Applicable Margin.

As previously disclosed, in November 2006, the Company entered into Amendment No. 1 to the Agreement (“Amendment No. 1”), dated as of November 14, 2006, among the Company, each of the lending institutions listed on the signature page to Amendment No. 1, and BNYM, as letter of credit issuer, administrative agent for the lenders and swing line lender. Amendment No. 1 amended the Agreement in the following respects:

•	The latest Commitment Termination Date (as defined) was extended from May 4, 2010 to November 14, 2011.

•	The Applicable Margin (as defined) on LIBOR rate loans was decreased.

•	The Commitment Fee (as defined) was decreased from 0.20% per annum to 0.15% per annum of the average daily Available Commitment (as defined).

On December 18, 2008, the Company entered into Amendment No. 2 to the Agreement (“Amendment No. 2”), dated as of December 18, 2008, among the Company, each of the lending institutions listed on the signature page to Amendment No. 2, BNYM, as resigning administrative agent, and JPMorgan Chase Bank, N.A. (“JPMorgan”) as successor administrative agent for the lenders. Amendment No. 2 amended the Agreement in the following respects:

•	JPMorgan replaced BNYM as administrative agent for the lenders.

•

The “Alternatve Base Rate” definition was revised to mean the rate per annum equal to the greatest of (x) the interest rate announced by the administrative agent in The City of New York as its prime commercial loan rate in effect on such day, (y) the rate equal to the sum of 0.50% per annum and the federal funds rate in effect on such day and (z) the rate equal to the sum of LIBOR for a one month interest period on such day and the Net Applicable Margin (as defined in Amendment No. 2).

No other provisions of the Agreement were materially affected by Amendment No. 2.

The foregoing description of Amendment No. 2 is not complete and is qualified in its entirety by reference to the amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2005. A copy of Amendment No. 1 was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2006.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 2, dated as of December 18, 2008, to Credit Agreement, dated as of May 4, 2005, among the Company and banks party to the agreement, including related contribution and subsidiary guaranty agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ James S. Porter
James S. Porter Chief Financial Officer

Date: December 23, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 2, dated as of December 18, 2008, to Credit Agreement, dated as of May 4, 2005, among the Company and banks party to the agreement, including related contribution and subsidiary guaranty agreements.

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